EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
GelStat Corporation

We consent to the incorporation by reference in this registration statement on Form S-8 and in the registration statement (No. 333-35708) on Form S-8 of GelStat Corporation, formerly known as Developed Technology Resource, Inc., of our report dated March 27, 2002, with respect to the consolidated statements of operations, shareholders' equity (deficit), and cash flows of GelStat Corporation for the year ended December 31, 2001, which report appears in the Form 10-KSB of GelStat Corporation, formerly known as Developed Technology Resource, Inc., dated March 26, 2003.

                                                  /s/ KPMG, LLP

Minneapolis, Minnesota
August 1, 2003